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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 5, 2001

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                               FRESH AMERICA CORP.
             (Exact name of Registrant as specified in its charter)



          Texas                       000-24124                76-0281274
     (State or other           (Commission File Number)      (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

   6600 LBJ Freeway
       Suite 180                                                        75240
     Dallas, Texas                                                    (Zip code)
(Address of principal
  executive offices)

       Registrant's telephone number, including area code: (972) 774-0575

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 1.   Changes in Control of Registrant.

On September 5, 2001, we completed a financial restructuring of Fresh America Corp. (the "Company"). Our restructuring was effected in accordance with a Securities Exchange and Purchase Agreement (the "Securities Purchase Agreement") and a Shareholders Agreement (the "Shareholders Agreement" and, together with the Securities Purchase Agreement, the "Agreements"), each dated as of August 14, 2001, and a Post-Closing Agreement dated as of September 5, 2001, in each case entered into by and among the Company, North Texas Opportunity Fund LP, a Texas limited partnership ("NTOF"), and each of John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited and Investors Partner Life Insurance Company (collectively, the "Hancock Entities"). Copies of the Agreements and the Post-Closing Agreement are attached as exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Terms of Restructuring.

In connection with our restructuring, NTOF purchased for cash 50,000 shares of Series D Cumulative Redeemable Preferred Stock, $1.00 par value per share (the "Series D Preferred Stock"), and warrants exercisable for 84,100,980 shares of our common stock, par value $.01 per share (the "Common Stock"). The purchase price for the Series D Preferred Stock and warrants purchased by NTOF was $5 million. In addition, as part of our restructuring, the Hancock Entities exchanged $20 million in the aggregate principal amount of subordinated notes, warrants to purchase 576,134 shares of our Common Stock, 50,000 shares of Series C Cumulative Redeemable Preferred Stock and all accrued interest and dividends related to each of the foregoing for 27,000 shares of Series D Preferred Stock and warrants exercisable into 45,414,529 shares of our Common Stock. Assuming that our shareholders approve the amendments to our Articles of Incorporation discussed below, the number of shares of Common Stock into which NTOF's warrants are exercisable represents approximately 50% of our fully-diluted Common Stock, while the number of shares of Common Stock into which the warrants received by the Hancock Entities are exercisable represents approximately 27% of our fully-diluted Common Stock.

In addition, as a part of the restructuring Bank of America agreed, among other things, to extend the maturity date of the outstanding principal of our term note from August 29, 2001 to January 2, 2002.

Description of Series D Preferred Stock.

         Dividends; Dividend Dilution Fee. Each share of Series D Preferred Stock has the right to receive dividends, payable monthly in cash, at an annual rate of $8.00 per share, commencing September 30, 2001. The dividend on each share of Series D Preferred Stock will accrue from day to day, whether or not earned or declared, will be cumulative from the date of issuance of such share and will be compounded monthly based upon a rate equal to 8% per annum. Any and all accrued and unpaid dividends will cumulate and bear interest at a rate equal to 18% per annum, unless a lesser rate is prescribed by law. We may not declare a dividend on any other class of our capital stock so long as any accrued dividends for the Series D Preferred Stock have not been paid. If we pay a dividend to the holders of any other class of our capital stock, then we will be required to pay a dilution fee to the holders of the Series D Preferred Stock.

         Liquidation Preference. In the event of a dissolution of the Company or upon the occurrence of certain other liquidation events, the holders of Series D Preferred Stock will be entitled to be paid in cash a liquidation price per share of Series D Preferred Stock equal to $100 plus any and all accrued and unpaid dividends and interest with respect to such share. All liquidation payments will be made to the holders of the Series D Preferred Stock before any assets or other funds are paid to the holders of any other class of our capital stock that ranks junior to the Series D Preferred Stock, including our Common Stock. Upon the payment in full of all liquidation payments owed to the holders of the Series D Preferred Stock, our remaining assets and other funds will be distributed ratably among the holders of the Series D Preferred Stock and the holders of our Common Stock.

         Board of Director Representation and Observation Rights. Pursuant to the Agreements, our board of directors will consist of five members. The holders of Series D Preferred Stock are entitled to elect four

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members of our board of directors. NTOF has the right to designate three members of our board of directors, and the Hancock Entities have the right to designate one member of our board of directors. The Hancock Entities have advised us and NTOF that they do not currently intend to exercise their right to designate a director. As a result, NTOF has the right to designate a fourth member of the board of directors. NTOF has designated Arthur W. Hollingsworth, Luke M. Sweetser, Gregory A. Campbell and Darren Miles to serve on our board of directors. When NTOF's designees join our board of directors, two of our existing directors, Mark Gier and Keith McKinney, will resign from our board of directors. The change in the composition of our board of directors described above will occur ten days after the date upon which we file an information statement with the Securities and Exchange Commission and mail such information statement to all holders of record of our Common Stock in accordance with
Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder. In addition, NTOF and the Hancock Entities each have the right to designate one observer to attend all meetings of our board of directors.

         Special Voting Rights. Pursuant to the terms of the Agreements, we must obtain the consent of the holders of the Series D Preferred Stock prior to taking certain actions in the operation of our business. Depending on the action that we contemplate taking, we may be required to obtain the consent of a majority of the holders of Series D Preferred Stock, at least 66 2/3% of the holders of Series D Preferred Stock or 100% of the holders of Series D Preferred Stock. Among the actions requiring the consent of the holders of Series D Preferred Stock are the following:

                  . amending our organizational documents in a manner that is adverse to the holders of the Series D Preferred Stock;

                  . declaring any dividends with respect to any of our capital stock (except as required pursuant to the terms of the Series D Preferred Stock);

                  . selling or leasing any of our assets other than in the ordinary course of business;

                  . selling or issuing any additional shares of our capital stock or any of the capital stock of any of our subsidiaries (except in connection with the exercise of existing warrants or pursuant to our employee stock option plan), or effecting any merger, consolidation or other corporate reorganization involving the Company;

                  . entering into any new line of business, any transaction (other than an arms-length transaction) with any of our affiliates or any contract pursuant to which we must pay more than $250,000 per year;

                  . acquiring any debt or equity interest in any other person or entity

                  .  incurring any indebtedness in excess of $8 million;

                  . increasing the compensation of any of our executive officers by more than 5%, terminating any of our key employees or adopting any new employee benefit plan;

                  . acquiring more than $500,000 of property or assets from any person or entity during any 12 month period; or

                  . making any capital expenditure greater than $250,000 individually or $1,000,000 in the aggregate.

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         Redemption Rights. We have the right to redeem all of the outstanding shares of Series D Preferred Stock on or after April 30, 2007 at a price per share equal to $100 plus any and all accrued and unpaid dividends and interest with respect to such share.

Other Rights Granted to the Holders of Series D Preferred Stock Pursuant to the Agreements.

         Put Rights. Under the Agreements, each holder of Series D Preferred Stock has the right to sell its Series D Preferred Stock to the Company at a price per share equal to $100 plus any and all accrued and unpaid dividends and interest with respect to such share at any time after August 14, 2004 or sooner upon the occurrence of certain triggering events. Among the events triggering the acceleration of these put rights are the following:

                  . any material breach by us of the provisions of the Agreements (other than our failure to pay dividends with respect to the Series D Preferred Stock);

                  . any merger, consolidation or share exchange involving the Company in which we are not the surviving or resulting entity or as a result of which our beneficial owners prior to such a transaction will, immediately after the transaction, own less than a majority of our capital stock of the Company;

                  .  a sale of substantially all of our assets or operations;

                  .  any substantial change in the type of business we conduct;

                  .  any change in control of the Company; and

                  . the consummation of any underwritten public offering or any private equity financing, in either case as a result of which we receive at least $20,000,000 in cash proceeds.

At any time after which a holder of Series D Preferred Stock has the right to put its shares of Series D Preferred Stock to the Company as set forth above, if we receive any bona fide third-party proposal relating to the sale of all or substantially all of our assets, a merger, consolidation or share exchange involving the Company that would result in a change in the beneficial ownership of our capital stock or a change in control of the Company, and if we do not accept the proposal within the time periods mandated by the Shareholders Agreement, then each holder of Series D Preferred Stock will also have the right to cause us to purchase all of the capital stock of the Company that the holder owns for an amount of cash equal to the consideration that would have been paid to the holder if we had accepted the proposal.

         Other Rights of Sale. Under the Agreements, we granted each holder of Series D Preferred Stock the preemptive right to purchase a pro rata portion of any new securities that we propose to issue or to sell. NTOF and the Hancock Entities have also granted each other a right of first offer with respect to any proposed sales or other transfers of their Series D Preferred Stock (other than with respect to transfers to their affiliates). In addition, each holder of Series D Preferred Stock possesses co-sale rights if another holder of Series D Preferred Stock intends to sell or to transfer any of our capital stock. Finally, if, prior to any underwritten public offering as a result of which we receive at least $20,000,000 in cash proceeds, the holders of 50% or more of our capital stock elect to sell all of their shares of our capital stock to a third party on the sale terms specified in the Shareholders Agreement, then the holders of capital stock so electing to sell their shares will have pull-along rights with respect to all non-selling holders of our capital stock.

         Registration Rights. Pursuant to the Securities Purchase Agreement, we have granted certain registration rights to the holders of Series D Preferred Stock. The registration rights that we have granted to the holders of Series D Preferred Stock include the following:

                  . the right of a majority of the holders of Series D Preferred Stock (and, after September 5, 2004, the right of any holder of Series D Preferred Stock) to demand on two occasions that we

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         register the shares of Series D Preferred Stock and Common Stock owned by those holders for resale to the public pursuant to the Securities Act of 1933, as amended;

                  . the right of each holder to have its shares of Series D Preferred Stock and Common Stock registered for resale to the public pursuant to the Securities Act of 1933, as amended, if we propose at any time to make a public offering of our capital stock; and

                  . the right of any and all holders to have their shares of Series D Preferred Stock and Common Stock registered for resale to the public on Form S-3 under the Securities Act of 1933, as amended, on three occasions, if we become eligible to use Form S-3 and provided that the gross proceeds from such resale are at least $1 million.

Description of Common Stock Warrants.

In general, the warrants issued to NTOF and the Hancock Entities are exercisable at any time prior to August 14, 2011. The exercise price of these warrants is $.0001 per share, and the warrants are subject to anti-dilution provisions that adjust the number of shares of our Common Stock into which such warrants are exercisable if we effect any recapitalization, stock dividend, stock split, reorganization, merger or similar transaction or if we undertake certain issuances of our Common Stock for less than market value. Assuming that our shareholders approve the amendments to our Articles of Incorporation discussed below, the number of shares of Common Stock into which NTOF's warrants are exercisable represents approximately 50% of our fully-diluted Common Stock, while number of shares of Common Stock into which the warrants received by the Hancock Entities are exercisable represents approximately 27% of our fully-diluted Common Stock.

Necessity of Shareholder Approval to Effect Exercise of the Warrants.

Although the warrants issued to NTOF and the Hancock Entities are by their terms immediately exercisable, we presently do not have a sufficient number of authorized shares of Common Stock to issue upon exercise of the warrants. Therefore, before the warrants may be exercised by NTOF and the Hancock Entities, we must amend our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 10 million to 250 million and to decrease the stated par value of our Common Stock from $.01 to $.0001 per share. Our board of directors has approved this charter amendment, but before the charter amendment can be effective, the holders of 66 2/3% of our issued and outstanding Common Stock must vote in favor it. As of September 20, 2001, NTOF has received written agreements from the holders of approximately 47% of our issued and outstanding Common Stock to vote in favor of the charter amendment. We intend to hold our annual shareholder meeting later this year to, among other things, seek shareholder approval of the charter amendment. Assuming that we receive clearance from the SEC and mail definitive proxy materials to our shareholders, we believe that the requisite percentage of holders of our Common Stock will approve the charter amendment. However, we can provide no assurance that shareholder approval of the charter amendment will be obtained and, as a result, that the charter amendment will become effective.

Effect of the Failure to Receive Shareholder Approval.

If we do not receive the requisite shareholder approval of our charter amendment, then the Agreements provide that many of the rights and preferences associated with the Series D Preferred Stock will change. The primary changes in the rights and preferences of the Series D Preferred Stock that will occur if we do not receive shareholder approval of the charter amendment are as follows:

         Dividends. The annual cumulative dividend rate on each share of Series D Preferred Stock will increase to $18 per share.

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         Liquidation Preference. In the event of a dissolution of the Company or upon the occurrence of certain other liquidation events and upon the payment in full of all liquidation payments owed to the holders of the Series D Preferred Stock as described above, the holders of Series D Preferred Stock will be entitled to receive an amount equal to 90% of the fair market value of our remaining assets and other funds, and the holders of our Common Stock will be entitled to receive an amount equal to 10% of the fair market value of our remaining assets and other funds.

         Special Voting Rights. The holders of Series D Preferred Stock will be entitled to vote as a separate class on all matters on which the holders of our Common Stock are entitled to vote, with each share of Series D Preferred Stock being entitled to one vote per share. In addition, the holders of the Series D Preferred Stock will be entitled to vote together with the holders of our Common Stock on all matters on which the holders of our Common Stock are entitled to vote, but with each share of Series D Preferred Stock being entitled to 250 votes per share. As a result, on any matters voted on by holders of our Common Stock, NTOF and the Hancock Entities will have 12,500,000 votes and 6,750,000 votes, respectively, which in the aggregate would represent approximately 70% of the voting power of our Common Stock currently issued and outstanding.

         Put Rights. The price per share at which we will be required to purchase the shares of Series D Preferred Stock upon the triggering events described above will increase to three times the price that we would otherwise be required to pay upon the exercise of the put rights by the holders of the Series D Preferred Stock.

About North Texas Opportunity Fund.

NTOF is a private equity fund started in 2000 and is organized as a Texas limited partnership. The general partner of NTOF is North Texas Opportunity Fund Capital Partners LP, and North Texas Investment Advisors LLC serves as NTOF's investment advisor. The general partner of North Texas Opportunity Fund Capital Partners LP is NTOF LLC. Arthur W. Hollingsworth, Luke M. Sweetser and Gregory
A. Campbell serve as managers of each of NTOF LLC and North Texas Investment Advisors LLC. NTOF used operating capital to purchase its Series D Preferred Stock and warrants in connection with our restructuring.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

4.1      Statement of Designation for Series D Cumulative Redeemable Preferred
         Stock

10.1 Securities Exchange and Purchase Agreement, dated August 14, 2001, by and among Fresh America Corp., North Texas Opportunity Fund LP and each of John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited and Investors Partner Life Insurance Company

10.2 Shareholders Agreement, dated August 14, 2001, by and among Fresh America Corp., North Texas Opportunity Fund LP and each of John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited and Investors Partner Life Insurance Company

10.3 Post-Closing Agreement dated as of September 5, 2001, by and among Fresh America Corp., North Texas Opportunity Fund LP, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited and Investors Partner Life Insurance Company

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               FRESH AMERICA CORP.



                                     By:    /s/ CHERYL TAYLOR
                                            ------------------------------------
                                     Name:  Cheryl Taylor
                                     Title: Executive Vice President and
                                            Chief Financial Officer

Date: September 20, 2001

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                                  EXHIBIT INDEX

4.1    Statement of Designation for Series D Cumulative Redeemable Preferred
       Stock

10.1 Securities Exchange and Purchase Agreement, dated August 14, 2001, by and among Fresh America Corp., North Texas Opportunity Fund LP and each of John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited and Investors Partner Life Insurance Company

10.2 Shareholders Agreement, dated August 14, 2001, by and among Fresh America Corp., North Texas Opportunity Fund LP and each of John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited and Investors Partner Life Insurance Company

10.3 Post-Closing Agreement dated as of September 5, 2001, by and among Fresh America Corp., North Texas Opportunity Fund LP, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited and Investors Partner Life Insurance Company